UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 28, 2021

Eagle Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36306	20-8179278
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

50 Tice Boulevard, Suite 315 Woodcliff Lake, NJ	07677
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (201) 326-5300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock (par value $0.001 per share)	EGRX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Director

Upon the recommendation of the Nominating and Corporate Governance Committee, or the Nominating Committee, of the Board of Directors, or the Board, of Eagle Pharmaceuticals, Inc., or the Company, the Board appointed Luciana Borio, M.D. to serve as a director of the Company, effective April 28, 2021. Dr. Borio was appointed as a Class II director with a term of office expiring at the Company’s 2022 annual meeting of stockholders.

Dr. Borio, age 50, has served as Senior Vice President of In-Q-Tel, an independent strategic investment firm that supports the mission of the United States national security community, since 2019, and served as a member of President Biden’s Transition COVID-19 Advisory Board from November 2020 to January 2021. Dr. Borio also currently serves as a Senior Fellow for Global Health at the Council on Foreign Relations and on the Scientific Advisory Board of Codagenix, Inc. Previously, Dr. Borio served as Director, Medical and Biodefense Preparedness Policy, for the White House National Security Council from 2017 to 2019. Prior to that, Dr. Borio spent nearly ten years at the United States Food and Drug Administration in roles of increasing responsibility, serving as Acting Chief Scientist from 2015 to 2017, Assistant Commissioner for Counterterrorism Policy from 2010 to 2017, Director of the Office of Counterterrorism and Emerging Threats from 2010 to 2015 and Medical Officer from 2008 to 2010. Dr. Borio earned an M.D. with distinction from George Washington University School of Medicine and a B.S. in Zoology from George Washington University.

Dr. Borio will be entitled to receive cash and equity compensation in accordance with the Company’s standard compensation arrangements for non-employee directors, which are described in greater detail in the Company’s definitive proxy statement on Schedule 14A relating to its 2021 annual meeting of stockholders, which the Company filed with the Securities and Exchange Commission, or SEC, on April 30, 2021. Pursuant to such compensation arrangements for non-employee directors, Dr. Borio will receive an initial option grant of 13,500 shares of the Company’s common stock with an exercise price equal to $41.42, the closing price of the Company’s common stock on The Nasdaq Stock Market LLC on April 28, 2021, the date of the grant. This option will vest in equal monthly installments over a three-year period, subject to Dr. Borio’s continued service through the applicable vesting date. The Company has entered into its standard form of indemnification agreement with Dr. Borio, the form of which is incorporated by reference as Exhibit 10.1 on the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on March 5, 2021.

There is no arrangement or understanding between Dr. Borio and any other person pursuant to which she was selected as a director of the Company, and there is no family relationship between Dr. Borio and any of the Company’s other directors or executive officers. Dr. Borio does not have a material interest in any transaction that is required to be disclosed under Item 404(a) of Regulation S-K.

Item 7.01	Regulation FD Disclosure.

On May 3, 2021, the Company issued a press release announcing the appointment of Dr. Borio to the Board.

A copy of this press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K. The information contained in this Item 7.01, including Exhibit 99.1, is being “furnished” and shall not be deemed filed for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, or the Exchange Act, or otherwise subject to the liability of that section or Sections 11 and 12 (a)(2) of the Securities Act of 1933, as amended, or the Securities Act. The information in this Item 7.01, including Exhibit 99.1, shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act or into any filing or other document pursuant to the Exchange Act, except as otherwise expressly stated in such filing.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press Release of the Company dated May 3, 2021.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 3, 2021	EAGLE PHARMACEUTICALS, INC.

	By:	/s/ Scott Tarriff
Scott Tarriff
Chief Executive Officer